Trust Agreement
                                     Between


                     United Savings Association of Texas FSB

                                       And

                        Fidelity Management Trust Company


                  --------------------------------------------


                     UNITED SAVINGS ASSOCIATION OF TEXAS FSB

                      EMPLOYEES' TAX DEFERRED SAVINGS PLAN

                                      TRUST

                  --------------------------------------------



                            Dated as of July 1, 1991

                                TABLE OF CONTENTS

SECTION                                                                  PAGE

1  Trust ..............................................................    2

2  Exclusive Benefit and Reversion of Sponsor Contributions ...........    2
3  Disbursements ......................................................    3
      (a) Directions from Administrator
      (b) Limitations

4  Investment of Trust ................................................    3
      (a) Selection of Investment Options
      (b) Available Investment Options
      (c) Participant Direction
      (d) Mutual Funds
      (e) Notes
      (f) Guaranteed Investment Contracts
      (g) Reliance of Trustee on Directions
      (h) Trustee Powers

5  Recordkeeping to Be Performed ......................................    8
      (a) General
      (b) Accounts
      (c) Inspection and Audit
      (d) Effect of Plan Amendment
      (e) Returns, Reports and Information

6  Compensation and Expenses ..........................................   10

7  Directions and Indemnification .....................................   10
      (a) Identity of Administrator and Named Fiduciary
      (b) Directions from Administrator
      (c) Directions from Named Fiduciary
      (d) Co-Fiduciary Liability
      (e) Indemnification
      (f) Survival

8  Resignation or Removal of Trustee ..................................   12
      (a) Resignation
      (b) Removal

9  Successor Trustee ..................................................   12
      (a) Appointment
      (b) Acceptance
      (c) Corporate Action

10 Termination ........................................................   13

SECTION                                                                 PAGE

11  Resignation, Removal, and Termination Notices .....................   13

12  Duration ..........................................................   13

13  Amendment or Modification .........................................   14

14  General ...........................................................   14
     (a) Performance by Trustee, its Agent or Affiliates
     (b) Entire Agreement
     (c) Waiver
     (d) Successors and Assigns
     (e) Partial Invalidity
     (f) Section Headings

15  Governing Law .....................................................   15
     (a) Massachusetts Controls
     (b) Trust Agreement Controls


SCHEDULES

   A. Recordkeeping Services
   B. Fee Schedule
   C. Investment Options
   D. Administrator's Authorization Letter
   E. Named Fiduciary's Authorization Letter
   F. IRS Determination Letter or Opinion of Counsel
   G. Telephone Exchange Guidelines

    TRUST AGREEMENT, dated as of the first day of July, 1991, between United Savings Association of Texas FSB, a Texas corporation, having an office at 3200 S.W. Freeway; Suite 1600, Houston, TX 77027 (the "SPONSOR"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "TRUSTEE").


                                   WITNESSETH:


    WHEREAS, the Sponsor is the sponsor of the United Savings Association of Texas FSB Employees' Tax Deferred Savings Plan (the "PLAN"); and

    WHEREAS, the Sponsor wishes to establish a trust to hold and invest plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

    WHEREAS, the Administrative Committee (the "NAMED FIDUCIARY") is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and

    WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Named Fiduciary; and

    WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping functions under the Plan; and

    WHEREAS, the Sponsor (the "ADMINISTRATOR") is the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA); and


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
    WHEREAS, the Trustee is willing to perform recordkeeping services for the Plan if the services are purely ministerial in nature and are provided within a framework of Plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:


Section 1. TRUST. The Sponsor hereby establishes the United Savings Association of Texas FSB Employees' Tax Deferred Savings Plan Trust (the "TRUST"), with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 2. EXCLUSIVE BENEFIT AND REVERSION OF SPONSOR CONTRIBUTIONS. Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the participants and their beneficiaries.

Section 3. DISBURSEMENTS.

    (a) DIRECTIONS FROM ADMINISTRATOR. The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

    (b) LIMITATIONS. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

Section 4. INVESTMENT OF TRUST.

    (a) SELECTION OF INVESTMENT OPTIONS. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

    (b) AVAILABLE INVESTMENT OPTIONS. The Named Fiduciary shall direct the Trustee as to what investment options Plan participants may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) securities issued by the investment companies advised by Fidelity Management & Research Company ("Mutual Funds"), (ii) notes evidencing loans to Plan participants in accordance with the terms of the Plan,
(iii) equity securities issued by the Sponsor or an affiliate which are publicly-traded and which are "qualifying employer securities" within the meaning of section 407(d)(5) of ERISA ("SPONSOR STOCK"), (iv) guaranteed investment contracts chosen by the Trustee, (v) guaranteed annuity contracts heretofore entered into by the Sponsor or predecessor trustee and specifically identified on Schedule "G" attached hereto ("EXISTING GICS"), and (vi) collective investment funds maintained by the Trustee for qualified plans; provided, however, that the Named Fiduciary hereby directs the Trustee to continue to hold such Existing GICs until the Named Fiduciary directs otherwise, it being expressly understood that such direction is given in accordance with Section 403(a) of ERISA; and provided, further, that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans. The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

    (c) PARTICIPANT DIRECTION. Each Plan participant shall direct the Trustee in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Plan participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". With respect to any direction made by a participant using the telephone exchange system, the Trustee shall have no responsibility to ascertain such direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

    (d) MUTUAL FUNDS. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option. Trust investments in Mutual Funds shall be subject to the followiftg limitations:

         (i) EXECUTION OF PURCHASES AND SALES. Purchases and sales of Mutual Funds (other than for Exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

         (ii) VOTING. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Plan participant who has shares of the Mutual Fund credited to the participant's accounts, together with a voting direction form for return to the Trustee or its designee. The participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the participant. The Trustee shall not vote shares for which it has received no directions from the participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants.

    (e) NOTES. The Administrator shall act as the Trustee's agent for the purpose of holding all Trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets, (iv) advise the Trustee of the date, amount and payee of the checks to be drawn representing loans, and (v) cancel and surrender the notes and other loan documentation when a loan has been paid in full.

    (f) RELIANCE OF TRUSTEE ON DIRECTIONS. (i) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from any participant's exercise or non-exercise of rights under this Section 4 over the assets in the participant's accounts, except as otherwise provided under ERISA.

         (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 4, unless it was clear that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

    (g) TRUSTEE POWERS. The Trustee shall have the following powers and authority:

         (i) Subject to paragraphs (b), (c) and (d) of this Section 4, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

         (ii) Subject to paragraphs (b) and (c) of this Section 4, to invest in guaranteed investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Administrator may, from time to time, deem to be in the best interest of the Trust.

          (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

          (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

          (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor, provided that the Sponsor is notified in writing prior to the employment of any such assistance.


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
          (viii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 5. RECORDKEEPING TO BE PERFORMED.

    (a) GENERAL. The Trustee shall perform those recordkeeping functions described in Schedule "A" attached hereto. These recordkeeping functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

    (b) ACCOUNTS. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 8 of this Agreement or is terminated as provided in Section 10 (the "Reporting Date"). Within thirty
(30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the sponsor shall within such six (6) month period file with the Trustee written objections; provided, however, nothing in this Section 5(b) shall act or be construed as relieving the Trustee of any of its fiduciary liabilities with respect to such account or as an indemnification by the Sponsor of the Trustee for any of its errors or breaches of its fiduciary duties with respect to such account.

    (c) INSPECTION AND AUDIT. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

    (d) EFFECT OF PLAN AMENDMENT. The Trustee's provision of the recordkeeping services set forth in this Section 5 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping services and such other information as the Trustee may reasonably request.

    (e) RETURNS, REPORTS AND INFORMATION. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to participant loans.

Section 6. COMPENSATION AND EXPENSES. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount. All reasonable expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Plan participants' accounts.

Section 7. DIRECTIONS AND INDEMNIFICATION.

    (a) IDENTITY OF ADMINISTRATOR AND NAMED FIDUCIARY. The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

    (b) DIRECTIONS FROM ADMINISTRATOR. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

    (c) DIRECTIONS FROM NAMED FIDUCIARY. Whenever the Named Fiduciary or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (Or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

    (d) CO-FIDUCIARY LIABILITY. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.

    (e) INDEMNIFICATION. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that are incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's willful misconduct, negligence, bad faith, or breach of any duty under ERISA.


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
    (f) SURVIVAL. The provisions of this Section 7 shall survive the termination of this Agreement.

Section 8. RESIGNATION OR REMOVAL OF TRUSTEE.

    (a) RESIGNATION. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon in writing by the Sponsor.

    (b) REMOVAL. The Sponsor may remove the Trustee at any time upon sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon in writing by the Trustee.

Section 9. SUCCESSOR TRUSTEE.

    (a) APPOINTMENT. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

    (b) ACCEPTANCE. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.


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
    (c) CORPORATE ACTION. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 10. TERMINATION. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee unless the Trustee agrees to a shorter notice period. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for reasonable costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Randolph C. Henson, United Savings Association FSB, 3200 S.W. Freeway, Suite 1600, Houston, TX 77027, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.


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
Section 13. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days' written notice to the Sponsor.

Section 14. GENERAL.

    (a) PERFORMANCE BY TRUSTEE, ITS AGENT OR AFFILIATES. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates including Fidelity Investments Institutional Operations Company or its successor.

    (b) ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

    (c) WAIVER. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

    (d) SUCCESSORS AND ASSIGNS. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.


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
    (e) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    (f) SECTION HEADINGS. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 15. GOVERNING LAW.

    (a) MASSACHUSETTS LAW CONTROLS. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

    (b) TRUST AGREEMENT CONTROLS. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control to the extent not inconsistent with applicable law.

    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers as of the day and year first above written.



                                               UNITED SAVINGS ASSOCIATION OF
                                                TEXAS FSB

Attest: /s/ CAN NOT READ NAME             By /s/ CAN NOT READ NAME
            Secretary                            Vice President
            Vice President, Compensation
            and Benefits


                                               FIDELITY MANAGEMENT TRUST
                                                COMPANY


Attest: /s/ CAN NOT READ NAME             By /s/ CAN NOT READ NAME
            Assistant C1erk                      Senior Vice President

                                  Schedule "A"

                             ADMINISTRATIVE SERVICES

ADMINISTRATION

* Establishment and maintenance of participant account and election percentages.

*   Maintenance of five plan investment options:

      -  Fidelity Money Market Trust: Retirement Money Market Portfolio
      -  Fidelity Intermediate Bond Fund
      -  Fidelity Growth & Income Portfolio
      -  Fidelity Fund
      -  Fidelity Magellan Fund

*   Maintenance of five money classifications:

      -  Fully Vested
      -  Employee Tax Deferred
      -  Employer
      -  Prior Plan
      -  Rollovers

*   Processing of mutual fund trades.

    The Trustee will provide only the recordkeeping services set forth on this Schedule "A" and no others.

PROCESSING

*   Monthly processing of contribution data.
*   Daily processing of transfers and changes of future allocations.
*   Monthly processing of withdrawals.

OTHER

*   Monthly trial balance
*   Quarterly administrative reports
*   Quarterly participant statements
*   1099-Rs
*   Participant Loans
* Performance of section 401(k) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.
* Employee communications describing available investment options, including multimedia informational materials and group presentations.



    UNITED SAVINGS ASSOCIATION OF           FIDELITY MANAGEMENT TRUST COMPANY
     TEXAS FSB


By /s/ SIG. ILLEGIBLE     6/21/91           By /s/ SIG. ILLEGIBLE     7/15/91
                           Date                Senior Vice President    Date

                                  Schedule "B"

                                  FEE SCHEDULE


o   Annual Participant Fee               $20.00 per participant*, subject to a
                                         $15,000 per year minimum, billed and
                                         payable quarterly.

o   Conversion Fee                       $2.50 per participant, subject to a
                                         $2,500 minimum, a one-time fee billed
                                         and payable at the conclusion of the
                                         conclusion of the first quarter for
                                         which services are performed.

o   Loan Fees                            Establishment fee of $10.00 per loan
                                         account; annual fee of $15.00 per loan
                                         account.

o Other Fees: separate charges for optional ADP testing or use of remote access or extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity.

* This fee will be imposed pro rata for each CALENDAR quarter, or any part thereof, that it remains necessary to keep a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting.

TRUSTEE FEES

o To the extent that assets are invested in Mutual Funds, 0.02% per year of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, but no less than $2,500.00 nor more than $5,000.00 per year.


    UNITED SAVINGS ASSOCIATION OF          FIDELITY MANAGEMENT TRUST COMPANY
     TEXAS FSB


By /s/ SIG  ILLEGIBLE      6/21/91          By /s/ SIG. ILLEGIBLE     7/15/91
                            Date                Senior Vice President    Date

                               INVESTMENT OPTIONS


In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

        o    Fidelity Money Market Trust: Retirement Money Market Portfolio
        o    Fidelity Intermediate Bond Fund
        o    Fidelity Growth & Income Portfolio
        o    Fidelity Fund
        o    Fidelity Magellan Fund


The mutual fund advised by Fidelity Management & Research Company referred to in
Section 4(c) shall be Fidelity Money Market Trust: Retirement Money Market Portfolio.


ADMINISTRATIVE COMMITTEE OF
UNITED SAVINGS ASSOCIATION OF TEXAS FSB


/s/ KAREN J. HARTNETT           6/21/91
    Karen J. Hartnett             Date

/s/ RANDOLPH C. HENSON          6/24/91
    Randolph C. Henson            Date

/s/ ANTHONY J. NOCELLA          6/21/91
    Anthony J. Nocella            Date

/s/ JONATHON K. HEFFRON         6/21/91
    Jonathon K. Heffron           Date

/s/ CLINTON KENDRICK            6/25/91
    Clinton Kendrick              Date

[UNITED SAVINGS LETTERHEAD]



June 21, 1991

Mr. Peter Smail
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109

                                  UNITED  SAVINGS  ASSOCIATION  OF TEXAS FSB
                                  EMPLOYEE'S TAX DEFERRED SAVINGS PLAN AND TRUST

Dear Mr. Smail:

This letter is sent to you in accordance with Section 7(b) of the Trust Agreement, dated as of June 21, 1991, between United Savings Association of Texas FSB and Fidelity Management Trust Company. I hereby designate Anthony J. Nocella, Karen J. Hartnett, John A. Ritchie, and Caroline J. Sailer, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

You may rely upon each designation and certification set forth in this letter until I deliver to you written notice of the termination of authority of designated individual.


                                       Very truly yours,


                                       By /s/ KAREN J. HARTNETT    6/21/91
                                              Karen J. Hartnett      Date
                                              Senior Vice President

/s/ ANTHONY J. NOCELLA
    Anthony J. Nocella


/s/ KAREN J. HARTNETT
    Karen J. Hartnett


/s/ JOHN A. RITCHIE
    John A. Ritchie


/s/ CAROLINE J. SAILER
    Caroline J. Sailer

[UNITED SAVINGS LETTERHEAD]



June 21, 1991



Mr. Peter Smail
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts 02109


                                 UNITED  SAVINGS  ASSOCIATION  OF TEXAS FSB
                                 EMPLOYEE'S TAX DEFERRED SAVINGS PLAN AND TRUST

Dear Mr. Smail:

This letter is sent to you in accordance with Section 7(c) of the Trust Agreement, dated as of June 21, 1991, between United Savings Association of Texas FSB and Fidelity Management Trust Company. I hereby designate Karen J. Hartnett, Randolph C. Henson, Anthony J. Nocella, Jonathon K. Heffron, and Clinton Kendrick, as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

You may rely upon each designation and certification set forth in this letter until I deliver to you written notice of the termination of authority of designated individual.


                                       Very truly yours,



                                       By /s/ KAREN J. HARTNETT     6/21/91
                                              Karen J. Hartnett      Date
                                              Senior Vice President

ADMINISTRATIVE COMMITTEE OF
UNITED SAVINGS ASSOCIATION OF TEXAS FSB


/s/ KAREN J. HARTNETT
    Karen J. Hartnett

/s/ RANDOLPH C. HENSON
    Randolph C. Henson

/s/ ANTHONY J. NOCELLA
    Anthony J. Nocella

/s/ JONATHON K. HEFFRON
    Jonathon K. Heffron

/s/ CLINTON KENDRICK
    Clinton Kendrick

                   [MAYOR, DAY, CALDWELL & KEETON LETTERHEAD]


                                  June 20, 1991



Jacqueline M. White
Fidelity Institutional Retirement
  Services Company
82 Devonshire Street - ZR9
Boston, MA 02109


       Re:   UNITED SAVINGS ASSOCIATION OF TEXAS FSB
             EMPLOYEES' TAX DEFERRED SAVINGS PLAN

Dear Ms. White:

      In accordance with your request, this letter sets forth our opinion with respect to the qualified status under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of the United Savings Association of Texas FSB Employees' Tax Deferred Savings Plan, as it is amended to the date of this letter (the "Plan").

      The material facts regarding the Plan as we understand them are as follows. United Financial Group, Inc. ("UFG) was the sponsor of the United Financial Group, Inc. Employees' Tax Deferred Savings Plan (the "UFG Plan"). United Savings Association of Texas ("USAT") was a subsidiary of UFG and an adopting employer of the UFG Plan. The most recent favorable determination letter as to the UFG Plan's qualified status under Section 401(a) of the Code was issued by the Dallas District Office of the Internal Revenue Service and was dated May 12, 1988 (copy enclosed). The version of the Plan submitted by UFG for the District Director's review in connection with this determination letter did not contain amendments required by the Tax Reform Act of 1986 and subsequent federal tax acts.

      The UFG Plan was amended effective February 11, 1988, in order to reflect USAT as the new sponsor of the UFG Plan, the name of which was then changed to the United Savings Association of Texas Employees' Tax Deferred Savings Plan (the "USAT Plan"). Effective December 30, 1988, United Savings Association of Texas FSB ("USAT FSB") acquired all of the assets of USAT, and UFO and USAT ceased to be part of the same controlled group or affiliated service group under
Section 414 of the Code. Effective January 1,1989, USAT FSB assumed sponsorship of the USAT Plan, the name of which was then changed to the United Savings Association of Texas FSB Employees' Tax Deferred Savings Plan (the "Plan"). Effective March 31, 1989, UFG adopted, as an amendment, restatement and continuation of its participation in the Plan, the United Financial Group, Inc. Employees' Tax Deferred Savings Plan (the "New UFG Plan"). The terms and provisions of the New UFG Plan were substantially

Ms. Jacqueline M. White
June 20, 1991
Page 2


identical to the terms and provisions of the Plan. Effective June 30, 1989, the assets of the Plan held on behalf of employees of UFG were transferred from the trust maintained in connection with the Plan to the trust maintained in connection with the New UFG Plan. Consequently, the Plan does not currently hold any assets for the account of employees of UFG.

      The Plan has been amended and restated, effective January 1, 1989, to incorporate applicable requirements of the Tax Reform Act of 1986 and subsequent federal tax acts. USAT FSB has informed us that it intends to submit the amended and restated Plan to the Dallas District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under Section 401(a) of the Code. USAT FSB may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. USAT FSB has informed us that it will make these modifications.

      Based on the foregoing statements of USAT FSB and our review of the provisions of the Plan, as amended and restated effective January 1, 1989, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under Section 401(a) of the Code, subject to the customary condition that qualification of the Plan, as modified, will depend on its effect in oporation.



                                   Sincerely,

                                   MAYOR, DAY, CALDWELL & KEETON


                                   By /s/ JESSE J. GELSOMINI
                                          Jesse J. Gelsomini


cc:   Ms. Karen J. Hartnett,
      Senior Vice President
      United Savings Association of
       Texas FSB

      Mr. J. Gerald Martin (Firm)

1100 COMMERCE STREET                     Employer Identification Number:
DALLAS, TX 75242                           74-2029669
                                         File Folder Number:
Date: 12 May 1988                          760000205
                                         Person to Contact:
UNITED FINANCIAL GROUP INC                 EP TECHNICAL ASSISTOR
C/O J. GERALD MARTIN                     Contact Telephone Number:
1900 REPUBLICBANK CENTER                   (214) 767-1204
HOUSTON, TX 77002                        Plan Name:
                                           EMPLOYEES TAX DEFERRED SAVINGS PLAN
                                         Plan Number:  001
Dear Applicant

     Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

     Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

     The enclosed document describes the impact of Notice 86-13 and some events that could occur after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may effect a favorable determination letter, and contains information about filing requirements.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal or local statutes.

     This determination expresses an opinion on whether the amendment(s), in and of itself (themselves), affect(s) the continued qualified status of the plan under Code section 401 and the exempt status of the related trust under section 501(a). This determination should not be construed as an opinion on the qualification of the plan as a whole and the exempt status of the related trust as a whole.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     This determination letter is applicable for the amendment(s) adopted on FEB 9, 1988.

UNITED FINANCIAL GROUP INC

     If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                            Sincerely yours,

                                        /s/ GLENN CAGLE
                                            Glen Cagle
                                            District Director

Enclosures:
Publication 794
OPWBP 515

UNITED FINANCIAL GROUP INC


THIS DETERMINATION ALSO APPLIES TO: UNITED FINANCIAL GROUP INC., UNITED CAPITAL MORTGAGE CORPORATION, UNITED REPUBLIC, REINSURANCE AND UNITED SAVINGS ASSOCIATION OF TEXAS.

                                  Schedule "G"

                          TELEPHONE EXCHANGE PROCEDURES


The following telephone exchange procedures are currently employed by Fidelity Investments Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (EST) to 8:00 p.m. (EST) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                                  MUTUAL FUNDS

    EXCHANGES BETWEEN MUTUAL FUNDS

    Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.


UNITED SAVINGS ASSOCIATION OF TEXAS FSB


By /s/ SIG. ILLEGIBLE
                             Date

                       FIRST AMENDMENT TO TRUST AGREEMENT
                  BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                     UNITED SAVINGS ASSOCIATION OF TEXAS FSB


    THIS AMENDMENT, dated as of the first day of September, 1992, by and between Fidelity Management Trust Company (the "Trustee") and United Savings Association of Texas FSB (the "Sponsor");


                                   WITNESSETH:


    WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated July 1, 1991, with regard to the United Savings Association of Texas FSB Employees' Tax Deferred Savings Plan (the "Plan"); and

    WHEREAS, the Sponsor has informed the Trustee that Bank United of Texas FSB has adopted and become the Sponsor of the United Savings Association of Texas FSB Employees' Tax Deferred Savings Plan Trust; and

    WHEREAS, the Trustee and the Company now desire to amend said trust agreement as provided for in Section 13 thereof;

    NOW THEREFORE, in consideration of the above premises the Trustee and the Company hereby amend the trust agreement by:

     (1) Amending the first "WHEREAS" clause to read as follows:

         WHEREAS, the Sponsor is the sponsor of the Bank United of Texas FSB Employees' Tax Deferred Savings Plan (the "PLAN"); and

     (2) Amending the first sentence of Section 1 to read as follows:

         Section 1. TRUST. The Sponsor hereby establishes the Bank United of Texas FSB Employees' Tax Deferred Savings Plan Trust (the "TRUST").



IN WITNESS WHEREOF, the Trustee and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


BANK UNITED OF TEXAS FSB


By   9/10/92                             /s/  SIG ILLEGIBLE
             Date                        Senior Vice President     Date



FIDELITY MANAGEMENT TRUST COMPANY

/s/  SIG. ILLEGIBLE          10/7/92
    Senior Vice President     Date

                 SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                            BANK UNITED OF TEXAS FSB

      ThIS SECOND AMENDMENT, dated as of the first day of January, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Bank United of Texas FSB (the "Sponsor");

                                   WITNESSETH:

      WHEREAS. the Trustee and the Sponsor heretofore entered into a trust agreement dated July 1, 1991, with regard to the Bank United of Texas FSB Employees' Tax Deferred Savings Plan (the "Plan"); and

      WHEREAS. the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

      (1) Amending and adding the following mutual funds to the "investment options" portion of Schedules "A" and "C", as follows:

                   Fidelity Asset Manager
                   Fidelity Asset Manager: Growth
                   Fidelity Asset Manager: Income


      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year flrst above written.



BANK UNITED OF TEXAS FSB                FIDELITY MANAGEMENT
                                        TRUST COMPANY


By /s/ CAN NOT READ NAME  12/14/93      By /s/ CAN NOT READ NAME       12/28/93
                             Date              Senior Vice President    Date

By /s/ CAN NOT READ NAME  12/14/93

                  THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                            BANK UNITED OF TEXAS FSB

      THIS THIRD AMENDMENT, dated as of the first day of April, 1995, by and between Fidelity Management Trust Company (the "Trustee") and Bank United of Texas FSB (the "Sponsor");

                                  WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated July 1, 1991, with regard to the Bank United of Texas FSB Employees' Tax Deferred Savings Plan( the "Plan"); and

      WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:


      (I) Amending and adding the following mutual funds to the "investment options" portion of Schedules "A" and "C", as follows:

                   - Fidelity Overseas Fund


      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.



BANK UNITED OF TEXAS FSB                   FIDELITY MANAGEMENT TRUST
                                           COMPANY


By /s/ CAN NOT READ NAME   3/9/95          By /s/ CAN NOT READ NAME  3/30/95
                            Date                  Vice President       Date

                   FOURTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                            BANK UNITED OF TEXAS FSB

      THIS FOURTH AMENDMENT, dated as of the fifteenth day of November, 1995, by and between Fidelity Management Trust Company (the "Trustee" and Bank United of Texas FSB (the "Sponsor"); and

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated July 1, 1991, with regard to the Bank United of Texas FSB Employees' Tax Deferred Savings Plan (the "Plan"); and

      WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by:

          (1) Amending and restating Section 4(e) in its entirety, to read as follows:

          (e) NOTES. The Administrator shall act as the Trustee's agent for the purpose of holding all trust investments in participant loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) collect and remit all principal and interest payments to the Trustee, (iii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full. To originate a participant loan, the Plan participant shall notity the Trustee of the request by use of the Telephone Exchange System. The Trustee shall determine, based on the current value of the Plan participant's account, the amount available for the loan. The Plan participant shall then direct the Trustee regarding the amount to be borrowed and the term or period for repayment. Based on the most recent interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Plan participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan document to the Plan participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the loan, via remote access, and instructing the Trustee of such approval. The Trustee shall send the loan proceeds to the Administrator or to the Plan participant in accordance with the directions from the Administrator. In all cases, such approval by the Administrator shall be made within 30 days of the Plan participant's initial request (the origination date).

    (2) Amending Schedule "A" by adding a fourth bullet point to the processing section as follows:

          * Enroll new participants via telephone; provide confirmation of enrollment within five (5) business days of the request.

    (3) Amending Schedule "A" by adding a fifth bullet point to the processing section as follows:

    * Daily processing of changes of deferral percentages; prepare and mail to the participant a confirmation of telephonic instructions relative to deferral percentages within five (5) business days of the participant's instructions.

    (4)   Amending Schedule "B" to reflect the Loan Fee as follows:



          Loan Fees                    Establishment fee of $35.00 per loan
                                       account; annual fee of $15.00 per loan
                                       account.

          Enrollment by Phone          $5.00 per non-active employee residing on
                                       Fidelity's participant recordkeeping
                                       system

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fourth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


BANK UNITED OF TEXAS FSD.              FIDELITY MANAGEMENT TRUST COMPANY


By /s/  SIG ILLEGIBLE  10/11/95     By /s/  SIG ILLEGIBLE   11/6/95
                         Date               Vice President    Date

                   FIFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                                   BANK UNITED

      THIS FIFTH AMENDMENT, dated as of the first day of July, 1999, by and between Fidelity Management Trust Company (the "Trustee") and Bank United (the "Sponsor");

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 1, 1991, with regard to the Bank United 401(k) Retirement Savings Plan (the "Plan"); and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

      NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

      (1) Amending Section 3, DISBURSEMENTS, by adding a new subsection (b) as follows and relettering all subsequent subsections:

            (b) PARTICIPANT WITHDRAWAL REQUESTS. The Sponsor hereby directs that, pursuant to the Plan, a Participant withdrawal request (in-service or full withdrawal) may be made by the Participant by telephone or such other means as may be agreed to by the Sponsor and the Trustee, and the Trustee shall process such request only after the identity of the Participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual. In the case of a hardship withdrawal request, the Trustee shall forward the withdrawal document to the participant for execution and submission for approval to the Administrator. The Administrator shall have the responsibility for approving the hardship withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the participant if so directed by the Administrator.

      (2) Amending Section 4, INVESTMENT OF TRUST, by restating subsection (e) as follows:

            (e) NOTES. The Administrator shall act as the Trustee's agent for participant loan notes and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments to the Trustee. To originate a participant loan, the Plan participant shall direct the Trustee as to the term and amount of the loan to be made from the participant's individual account. Such directions shall be made by Plan participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent, or such other means as may be agreed to by the Sponsor and the Trustee. The Trustee shall determine, based on the current value of the participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. The Trustee shall distribute the Participant loan agreement and truth-in-lending disclosure with the proceeds check to the participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

      (3) Amending Section 4, INVESTMENT OF TRUST, by inserting the following new Section 4(h) SPONSOR STOCK:

            (h) SPONSOR STOCK. Trust investments in Sponsor Stock shall be made via the Bank United Corp. Common Stock Fund (the "Stock Fund"). Investments in the Stock Fund shall consist primarily of shares of Sponsor Stock. In order to satisfy daily participant requests for transfers and payments, the Stock Fund shall also include cash or short-term liquid investments in accordance with this paragraph. Such holdings may include Fidelity Institutional Cash Portfolios: Money Market
                  Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee. The Sponsor shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term/liquid investments. The Trustee is responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined daily for each unit outstanding of the Stock Fund. The NAV shall be adjusted by dividends paid on the shares of Sponsor Stock held in the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund. Dividends received by the Stock Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shalt be subject to the following limitations:

                        (i) ACQUISITION LIMIT. Pursuant to the Plan, the Trust
                  may be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 4(c) of this Agreement. The Trustee shall maintain records sufficient to limit transfers among each participant's investment options, so that no participant may make contributions to, or effect a transfer into, the Stock Fund in an amount sufficient to cause such participant's investment in the Stock Fund, immediately after giving effect to such contribution or transfer, to exceed 25% of such participant's total investments in all funds maintained in such participant's name in this Trust by the Trustee; and provided further, contributions may continue to be made, in an amount not to exceed

                  25% of such contributions, notwithstanding that the value of a participant's Stock Fund exceeds 25% of such participant's account value.

                        (ii) FIDUCIARY DUTY OF NAMED FIDUCIARY. The Named
                  Fiduciary shall continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss or expense which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

                        (iii) Purchase and sales of Sponsor Stock shall be made
                  on the open market as necessary to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

                              (A) If the Trustee is unable to purchase or sell
                        the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                              (B) If the Trustee is prohibited by the Securities
                        and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

                        (iv) EXECUTION OF PURCHASES AND SALES. (A) Purchases and
                  sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "H". The Trustee may follow directions from the Administrator or Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Administrator or Named Fiduciary.

                              (B) PURCHASES AND SALES FROM OR TO SPONSOR. If
                        directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the NYSE closing price of the Sponsor Stock on the trading date.

                              (C) USE OF AN AFFILIATED BROKER. The Sponsor
                        hereby directs the Trustee to use Fidelity Capital Markets ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan participants. Capital Markets shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                    (1) As consideration for such brokerage
                        services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this direction provision in an amount of no more than three and one-fifth cents ($.032) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                    (2) The Trustee will provide the Sponsor
                        with a description of Capital Markets' brokerage placement practices and a form by which the Sponsor may terminate this direction to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as quarterly and annual reports which summarize all securities transaction-related charges incurred by the Plan.

                                    (3) Any successor organization of Capital
                        Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

                                    (4) The Trustee and Capital Markets shall
                        continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                        (v) SECURITIES LAW REPORTS. The Named Fiduciary shall be
                  responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

                        (vi) VOTING AND TENDER OFFERS. Notwithstanding any other
                  provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of sponsor stock.

                  (A) VOTING.

                        (1) When the issuer of Sponsor Stock prepares for any
                  annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information that is distributed to shareholders of Sponsor Stock. Based on these materials the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Plan participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the participant's accounts held in the Stock Fund.

                        (2) Each participant with an interest in the Stock Fund
                  shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concernmg the voting of Sponsor Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund as directed by the participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                  (B) TENDER OFFERS.

                        (1) Upon commencement of a tender offer for any
                  securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each plan participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock that reflect the participants proportional interest in the Stock Fund (both vested and unvested).

                        (2) Each participant with an interest in the Stock Fund
                  shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock reflecting a participant's proportional interest in the Stock Fund for which it has received no direction from the participant.

                        (3) A participant who has directed the Trustee to tender
                  some or all of the shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A participant shall not be limited as to the number of directions to tender or withdraw that the participant may give to the Trustee.

                        (5) A direction by a participant to the Trustee to
                  tender shares of Sponsor Stock reflecting the participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule "C".

                  (vii) GENERAL. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from participants.

                  (viii) CONVERSION. All provisions in this Section 4(h) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

(4) Amending Section 4(g) by adding the following additional Trustee power and authority:

      (ix) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

(5) Adding a new Section 14, Electronic Services, as follows, and renumbering all subsequent subsections accordingly:

      SECTION 14. ELECTRONIC SERVICES.

            (a) The Trustee may provide communications and services via electronic medium ("Electronic Services"), including, but not limited to, Fidelity Plan Sponsor WebStation, Client Intranet, Client e-mail, interactive software products or any other information provided in an electronic format. The Sponsor, its agents and employees agree to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the data, information, software or services without the Trustee's written consent.

            (b) The Sponsor shall be responsible for installing and maintaining all Electronic Services on its computer network and/or Intranet upon receipt in a manner so that the information provided via the Electronic Service will appear in the same form and content as it appears on the form of delivery, and for any programming required to accomplish the installation. Materials provided for Plan Sponsor's intranet web sites shall be installed by the Sponsor and shall be clearly identified as originating from Fidelity. The Sponsor shall promptly remove Electronic Services from its computer network and/or Intranet, or replace the Electronic Service with an updated service provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

            (c) All Electronic Services shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee relative to the use of material or Electronic Services by the Sponsor. No rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Services and related material.

            (d) To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and Plan Sponsor agrees to follow, reasonable security precautions; however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the electronic material after delivering it to the Plan Sponsor.

(6) Amending the "investment options" portion of Schedules "A" and "C" by adding the following:

            Bank United Corp. Common Stock Fund

(7)   Amending the "OTHER" Section of Schedule "A" to add the following:

      o Change of Address by Telephone: The Trustee shall allow terminated and retired participants to make address changes via Fidelity's toll-free telephone service.

      o     For terminated and retired participants with outstanding loans:
            Fidelity shall provide to these participants a loan coupon book for the purpose of scheduling and processing loan repayments.

      o DE MINIMIS DISTRIBUTIONS: After a participant terminates employment and is eligible for a distribution, Fidelity will determine whether the vested account balance exceeds $5,000, exceeded $5,000 at any prior distribution or in-service withdrawal date in the account history at Fidelity, or exceeds $5,000 at the end of the warning period (at least 30 days, but not more than 70 days, from the determination date). If not, Fidelity will process a mandatory and immediate cashout, subject only to the requirement to offer a rollover opportunity. The $5,000 threshold will increase or decrease as the IRS may from time to time amend this threshold in Internal Revenue Code Section 411(a)(l1).

      o ROLL-IN PROCESSING. The Trustee shall process the qualification of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan's written criteria and any written guidelines provided by the Administrator and documented in the Plan Administrative Manual, or, if none, as set forth below:

                  To process a rollover request the participant must obtain the signature from the distributing plan, trustee or custodian, on the designated form, certifying that the monies distributed originally came from a qualified plan and have not been commingled with any non-eligible money. If a signature cannot be obtained a signed letter from the distributing plan, trustee or custodian on it's Company letterhead will also be acceptable.

                  Requests that do not meet the specified criteria will be returned to the participant with further an explanation as to why the request cannot be processed. If the Sponsor or the Trustee determine that a request is not a valid rollover, the full amount of the requested rollover will be distributed to the participant.

(8)   Amending Schedule "B" by adding the following:

      In-Service Withdrawals by Phone:   $20.00 per withdrawal.

      o To the extent that assets are invested in Sponsor Stock, .10% of such assets in the Trust, payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, with a $35,000 annual maximum and a $10,000 annual minimum. Pursuant to
            Section 13 of this Agreement, should more than 10% of the assets of the Trust be invested in Sponsor Stock, the fees on this Schedule "B" may become subject to revision.

(9)   Amending Schedule "B" by restating the first bullet point as follows:

      o Other Fees: separate charges for optional non-discrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, or extraordinary and/or duplicative expenses associated with electronic services. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

(10) Amending and restating Schedule "G", Telephone Exchange Procedures, as attached.

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Fifth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

BANK UNITED                                    FIDELITY MANAGEMENT TRUST COMPANY

By: /s/ SIG. ILLEGIBLE           6/25/99       By: SIG. ILLEGIBLE        6/25/99
                                  Date             Vice President          Date

                                  SCHEDULE "G"

                          TELEPHONE EXCHANGE GUIDELINES

The following telephone exchange guidelines are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours via a Fidelity Representative are 8:30 a.m. (ET) to 12:00 midnight (ET) on each business day. A "business day" is any day on which the New York Stock Exchange ("NYSE") is open. The Voice Response System is intended to be available virtually 24 hours each day and may be used to initiate exchanges subject to the same tnne frames described below.

NOTE: The NYSE normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. (ET), shall mean the NYSE closing time as altered.

FIRSCO reserves the right to change these telephone exchange guidelines at its discretion

EXCHANGES BETWEEN MUTUAL FUNDS

      Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

EXCHANGES BETWEEN BANK UNITED CORP. COMMON STOCK FUND AND MUTUAL FUNDS

      Subject to the restrictions identified in Section 4(h)(i), Participants may call on any business day to exchange between the mutual funds and the Bank United Corp. Common Stock Fund. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

EXCHANGE RESTRICTIONS

      Investments in the Stock Fund will consist primarily of shares of Sponsor Stock. However, in order to satisfy daily participant requests for exchanges, loans and withdrawals, the Stock Fund will also hold cash or other short-term liquid investments in an amount that has been agreed to in writing by the Sponsor and the Trustee. The Trustee will be responsible for ensuring that the percentage of these investments falls within the agreed upon range over time. However, if there is insufficient liquidity in the Sponsor Stock Fund to allow for such activity, the Trustee will sell shares of Sponsor Stock in the open market. Exchange and redemption transactions will be processed as soon as proceeds from the sale of Sponsor Stock are received.

BANK UNITED

By /s/  SIG. ILLEGIBLE      6/25/99
                             Date

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